Exhibit 10.6

NOTIFICATION OF RESTRICTED STOCK UNIT AWARD

UNDER THE FLEXSTEEL INDUSTRIES, INC. OMNIBUS STOCK PLAN

Name of Grantee:
Restricted Stock Units:	Grant Date:

1. Notification of Award. Flexsteel Industries, Inc. (the “Company”), hereby grants to you a Restricted Stock Unit Award under this Restricted Stock Unit Notification of Award (the “Notification of Award”). The Restricted Stock Units (“RSUs”) represent the right to receive shares of common stock of the Company (the “Shares”) under the terms and conditions described in this Notification of Award and in the Flexsteel Industries, Inc. Omnibus Stock Plan (the “Plan”). (See Attachment C, “Omnibus Stock Plan.”)

2. Vesting. In order to receive any Shares granted to you under this Notification of Award, you must vest in the corresponding RSUs.

TIME VESTING: You will vest in the RSUs according to the schedule set out below based upon your service with the Company. You must not have had a Separation from Service with the Company before the Vesting Date. If you do, you will forfeit the RSUs and your right to receive the corresponding Shares.

[Sample schedule]

Vesting Date(s)	Number or Percentage of RSUs that Vest
[Insert date]	[Insert Number or Percentage of RSUs]
[Insert date]	[Insert Number or Percentage of RSUs]

PERFORMANCE VESTING: You will vest in the RSUs according to the schedule set out below based upon your service with the Company and the satisfaction of the Performance Criteria. You must not have had a Separation from Service with the Company before the Vesting Date and you must have satisfied the Performance Criteria by the Vesting Date. If you do have a Separation from Service before, or do not satisfy the Performance Criteria by, the Vesting Date, you will forfeit the RSUs and your right to receive the corresponding Shares.

[Sample schedule]

Performance Criteria	Vesting Date(s)	Number or Percentage of RSUs that Vest
[Insert performance criteria]	[Insert date]	[Insert number or percentage of RSUs that vest]
[Insert performance criteria]	[Insert date]	“

RSU Form

3. Exceptions to Service Requirement. If you have a Separation from Service with the Company before the Vesting Date under any of the following circumstances:

a. due to your death

b. due to your Disability

c. [Optional: on or after reaching age 62] or

d. [Optional: in connection with a Change in Control (See Attachment A, “Definitions”)]

you (or your beneficiary in the case of your death) will vest in a pro rata portion of the number of RSUs awarded under this Notification of Award based on the number of days beginning on the Grant Date and ending on the date of your Separation from Service.

4. Payment of Award. The RSUs in which you vest under this Notification of Award will be converted to Shares. These Shares will be distributed to you on the 15th day of the third month following the Vesting Date described in Section 2 (regardless of whether you vest or have vested earlier than the Vesting Date under an exception described in Section 3), unless a delay is otherwise permitted under the terms of the Plan.

5. Withholding Taxes. The Company is authorized to deduct and withhold from any payment due you under this Notification of Award or any other compensation payable to you by the Company any taxes due as a result of any payment under this Notification of Award.

6. Beneficiary Designation. If you Separate from Service with the Company as a result of your death, an amount may be payable upon your death as provided in Section 3 of this Notification of Award. The Plan permits you to designate a beneficiary to receive payments that may be due in the event of death. Any beneficiary can be named and you may change your beneficiaries at any time by submitting such designation, in writing, to the Company. (See Attachment B, “Beneficiary Designation of Employee”)

7. Forfeiture and Repayment. If you receive or become entitled to receive a payment under this Notification of Award within six months before your Separation from Service with the Company, the Company, in its sole discretion, may require you to forfeit or return the Award, as the case may be, in the event you: (a) engage in Competitive Activity at any time during your employment or within a two-year period after your Separation from Service or (b) engage in Improper Use of Confidential Information at any time. (See Attachment A “Definitions”) The Company also reserves the right to require you to pay back to the Company any amount received under the Award as described in Section 18 of the Plan. Any repayment due under this Section 7 or Section 18 of the Plan will be made by you either in the Shares, or in a dollar amount equal to the Fair Value of the Shares determined on the date of repayment, you received under the Award. The Committee, in its discretion, will determine which method of payment is acceptable. In no event will you be entitled to an Award under this Notification of Award if you have a Termination for Cause at any time before the payment date of the Award. “Termination for Cause” means the involuntary termination of your employment with the Company as a result of dishonesty, fraud, misappropriation of funds, theft relating to the your position, harassment, an act of violence, acts punishable by law, misconduct as described in the Flexsteel Industries, Inc. Employee Handbook, as amended from time to time, or such other serious misconduct as will be determined by the Company to constitute conduct that warrants forfeiture pursuant to the Plan and Section 7 of this Notification of Award.

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8. No Employment Contract. Nothing contained in the Plan or this Notification of Award creates any right to your continued employment or otherwise affects your status as an employee at will. You hereby acknowledge that the Company and you each have the right to terminate your employment at any time for any reason or for no reason at all, subject only to the terms of any written employment agreement between you and the Company.

9. Governing Terms. This Notification of Award is made according to the provisions of the Plan. The terms of the Plan are incorporated by reference in this Notification of Award. Terms used in this Notification of Award have the meanings used in the Plan unless the context clearly requires otherwise. In the event of a conflict between the provisions of the Plan and the provisions of this Notification of Award, the provisions of the Plan will govern.

10. Acknowledgment. Your receipt of this Notification of Award constitutes your agreement to be bound by the terms and conditions of this Notification of Award and the Plan.

****Signature Page to Follow****

***Signature Page to Notification of RSU Award***

FLEXSTEEL INDUSTRIES, INC.:

By:
Its:

PARTICIPANT:

ATTACHMENT A

Definitions

The Capitalized terms used in this Notification of Award have the meanings set forth below.

“Competitive Activity” means any of the following regardless of whether it is undertaken, directly or indirectly, on your own behalf or on behalf of any person or entity other than the Company, including without limitation as a proprietor, principal, agent, partner, officer, director, stockholder, employee, member of any association, contractor, consultant or otherwise:

(i)	Engaging in any business activity, in any geographic market in which the Company is then engaged in business that is competitive with the business of the Company; or
(ii)	Hiring or soliciting for employment any person who is then an employee of the Company; or
(iii)	Inducing or attempting to induce any person to end his or her employment relationship with the Company; or
(iv)	Soliciting business concerning any business (as described in Section (i) above) from any person or entity who is, or who was, a client, customer, prospective client or prospective customer of the Company; or
(v)	Taking any action to divert business from, or inducing or attempting to induce any customer or prospective customer or any vendor, supplier or other business relation to cease doing business with the Company.

“Improper Use of Confidential Information” means:

(i)	Any use or disclosure of Confidential Information except as required for the performance of your duties as an employee of the Company;
(ii)	Any act or omission that directly or indirectly would materially reduce the value of Confidential Information except for such acts or omissions that are required for the performance of your duties as an employee of the Company.
(iii)	Notwithstanding anything in Sections (i) or (ii) above, Improper Use of Confidential Information does not include:
(A)	any disclosure, use or other act or omission that is expressly authorized in writing, in advance by the Company; or
(B)	any required disclosure of Confidential Information by law or legal process, if: (x) you provide prompt notice to the Company in writing, and prior to disclosing any Confidential Information, so that the Company may elect to seek an appropriate protective order to prevent disclosure at the Company’s option and expense; and (y) you cooperate with the Company in any efforts to seek a protective order.

For purposes of this definition, “Confidential Information” means any non-public information regarding the Company or any of its owners, directors, representatives, agents, employees, suppliers, vendors, shareholders, members, clients, customers, or other third parties or entities with whom the Company does business and which you have learned or developed in the past as a result of your employment by or association with the Company or which you learn or develop while providing services to the Company. Confidential Information includes, but is not limited to, trade secrets, information about customers, prospective customers, marketing strategies, business strategies, sales strategies, products, services, key personnel, suppliers, pricing, technology, computer software code, methods, processes, designs, research, development systems, techniques, finances, accounting, purchasing, forecasts, or planning. All information disclosed to you or to which you obtain access in whatever form, whether originated by you or by others, during the period that you provide services to the Company will be presumed to be Confidential Information if it is treated by the Company as being Confidential Information or if you have a reasonable basis to believe it to be Confidential Information. For these purposes, Confidential Information will not include knowledge or information: (i) that is now or subsequently becomes generally publicly known, other than as a direct or indirect result of Improper Use or Disclosure of Confidential Information by you; or (ii) that is independently made available to you in good faith by a third party who has not violated any legal duty or confidential relationship with the Company.

“Termination for Cause” means the involuntary termination of a Participant’s employment with the Company as a result of dishonesty, fraud, misappropriation of funds, theft relating to the Participant’s position, harassment, an act of violence, acts punishable by law, misconduct as described in the Flexsteel Industries, Inc. Employee Handbook, as amended from time to time, or such other serious misconduct as will be determined by the Company to constitute conduct that warrants forfeiture pursuant to the Plan and this Notification of Award.

[Optional “Change in Control” means a “change in control,” as defined in US Treasury Regulations §1.409A-3(i)(5)(vi)(1) and (vii). Generally, this means that a Change in Control will occur:

(1)	on the date any one person (or more than one person acting as a group) acquires ownership of the Company’s Stock possessing 50% or more of the total voting power of the Company’s Stock; or
(2)	on the date any one person (or more than one person acting as a group) acquires assets from the Company that have a total gross fair market value equal to or more than 75% of the total fair market value of all of the assets of the Company immediately before such acquisition.]

ATTACHMENT B

FLEXSTEEL INDUSTRIES, INC.

OMNIBUS STOCK PLAN

RESTRICTED STOCK UNIT

BENEFICIARY DESIGNATION OF EMPLOYEE

Under the Flexsteel Industries, Inc. Omnibus Stock Plan, I, ________________________________, hereby designate the following as beneficiary of any portion of my award which has been earned according to the terms of the Plan and unpaid at the time of my death.

A.	Primary Beneficiary

B.	Contingent Beneficiary:

Signature:

Name:

Date:

*This election is valid until a later dated designation is completed and filed with the Company.

ATTACHMENT C

FLEXSTEEL INDUSTRIES, INC.

OMNIBUS STOCK PLAN

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